UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2008

COMMERCE ENERGY GROUP, INC.
(Exact Name of registrant as specified in its charter)

Delaware	001-32239	20-0501090
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Anton Blvd., Suite 2000 Costa Mesa, California		92626
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (714) 259-2500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.  Termination of a Material Definitive Agreement.

On October 17, 2008, Commerce and Tenaska Power Services Co. (“Tenaska”) jointly terminated an Agreement to Provide QSE and Marketing Services (the “QSE Agreement”), dated August 1, 2005. The termination is effective on the earlier of (i) November 5, 2008 or (ii) the time and date the Electric Reliability Council of Texas, Inc. (“ERCOT”) completes a move of Commerce’s Load Serving Entity from Tenaska’s Qualified Scheduling Entity (“QSE”) to another QSE.

Pursuant to the QSE Agreement, Tenaska served as Commerce’s QSE in Texas. Commerce has applied to ERCOT to act as its own QSE continuing to use the services of Tenaska through an Agency Agreement. Commerce and Tenaska jointly agreed to terminate the QSE Agreement and there are no early termination penalties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Commerce Energy Group, Inc. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMMERCE ENERGY GROUP, INC., a Delaware corporation

Date: October 23, 2008	By: /s/ C. Douglas Mitchell
Chief Financial Officer